REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
American Century Capital Portfolios, Inc.:
In planning and performing our audits of the financial statements of Global Real Estate Fund, Real Estate
Fund, NT Global Real Estate Fund, AC AlternativesTM
Income Fund, and AC AlternativesTM Equity Fund, five
of the series constituting American Century Capital Portfolios, Inc. (the "Corporation"), as of and for the
year ended October 31, 2015 (as to NT Global Real
Estate Fund, as of October 31, 2015 and for the period
from March 19, 2015 (commencement of operations)
through October 31, 2015; as to AC AlternativesTM
Income Fund, as of October 31, 2015 and for the period
from May 29, 2015 (commencement of operations)
through October 31, 2015; and as to AC AlternativesTM
Equity Fund, as of October 31, 2015 and for the period
from October 15, 2015 (commencement of operations)
through October 31, 2015), in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Corporation's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Corporation is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on
a timely basis.
Our consideration of the Corporation's internal control
over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Corporation's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of October 31,
2015.
This report is intended solely for the information and use of management and the Board of Directors of American
Century Capital Portfolios, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
December 18, 2015